Exhibit 23.4


                     CONSENT OF INDEPENDENT ACCOUNTANTS

 We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 3, 1998 relating to the financial statements of Mortgage Market, Inc., included in Prism Financial Corporation's Registration Statement on Form S-1 (no. 333-74883) filed with the Commission on March 23, 1999, as amended from time to time, and to all references to us included in this Registration Statement.


 /s/ Stefani & Matthews, L.L.P.
 ------------------------------------
 Stefani & Matthews, L.L.P.
 Portland, Oregon
 June 24, 1999